UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 17, 2016

METABOLIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

21 Erie Street, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On May 17, 2016, Metabolix, Inc. (the “Company”) entered into an amendment (the "Amendment") to its license agreement with Tepha, Inc. ("Tepha"), a Lexington, Massachusetts based medical device company that licenses Metabolix PHA biopolymer technology for use in certain medical applications. Two of the Company's directors, Matthew Strobeck and Anthony J. Sinskey, serve on the Board of Directors of Tepha, and the Company owns 648,149 shares of the Series A Convertible Preferred Stock of Tepha.
Under the Amendment Tepha made a $2.0 million lump sum payment to Metabolix. In exchange, Metabolix agreed to forgo future royalties under its existing license agreements with Tepha. Metabolix also agreed to provide two additional Metabolix production strains to Tepha and granted Tepha a royalty-free license to related intellectual property for use in the production of Tepha’s medical devices.
As previously announced, Metabolix is evaluating strategic alternatives for its specialty biopolymers business and Yield10 crop science program and is engaged in ongoing efforts to secure additional funding for its strategic review process and operations.
The foregoing description of the Amendment is qualified by reference to the Fourth Amendment dated May 17, 2016 to the License Agreement dated October 1, 1999, as previously amended, between the Company and Tepha, a complete copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 19, 2016, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). As of March 23, 2016, the record date for the Annual Meeting, 27,369,390 shares were issued, outstanding and entitled to vote. At the Annual Meeting, the Company’s stockholders elected Peter N. Kellogg, Celeste Beeks Mastin and Robert L. Van Nostrand to the Company’s Board of Directors for three-year terms expiring at the 2019 Annual Meeting of Stockholders and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016.

The final voting results on these matters were as follows:

1. Election of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Peter N. Kellogg	21,634,067	26,161	3,157,472
Celeste Beeks Mastin	21,570,449	89,779	3,157,472
Robert L. Van Nostrand	21,635,581	24,647	3,157,472

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
24,704,683	78,822	34,195	0

Item 7.01.  Regulation FD Disclosure

On May 18, 2016, the Company issued a press release relating to the Amendment. The full text of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Amendment dated May 17, 2016 to the License Agreement dated October 1, 1999, as previously amended, between the Company and Tepha, Inc.
99.1	Press Release issued by the Company on May 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: May 19, 2016
	By:	/s/ Joseph H. Shaulson
Joseph H. Shaulson

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Fourth Amendment dated May 17, 2016 to the License Agreement dated October 1, 1999, as previously amended, between the Company and Tepha, Inc.
99.1	Press Release issued by the Company on May 18, 2016.